UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 3, 2017

Tallgrass Energy GP, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37365	47-3159268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas		66211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 3, 2017, Tallgrass Energy Partners, LP, a Delaware limited partnership (“TEP”), Tallgrass Development, LP, a Delaware limited partnership (“Tallgrass Development”), and Tallgrass Operations, LLC, a Delaware limited liability company and wholly-owned direct subsidiary of Tallgrass Development (“Tallgrass Operations”), entered into a definitive Purchase and Sale Agreement (the “Purchase Agreement”), pursuant to which TEP acquired 100% of the issued and outstanding membership interests in Tallgrass NatGas Operator, LLC, a Delaware limited liability company (“NatGas”), and 100% of the issued and outstanding membership interests in Tallgrass Terminals, LLC, a Delaware limited liability company (“Terminals”) (such membership interests in NatGas and Terminals, the “Subject Interests” and such transaction, the “Transaction”), effective as of January 1, 2017.

Effective as of January 1, 2017, and subject to the terms and conditions of the Purchase Agreement, Tallgrass Operations assigned the Subject Interests to a wholly-owned direct subsidiary of TEP in exchange for total consideration from TEP of $140 million in cash. The Purchase Agreement contains customary representations and warranties, indemnification obligations and covenants by the parties, and copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tallgrass Energy GP, LP (“TEGP”), a Delaware limited partnership, is the managing member of and therefore controls Tallgrass Equity, LLC (“Tallgrass Equity”). Tallgrass Equity, in turn, controls TEP through the direct ownership of 100% of Tallgrass MLP GP, LLC (“TEP GP”), TEP’s general partner. As a result, under generally accepted accounting principles, TEGP consolidates Tallgrass Equity, TEP GP, TEP, and TEP’s subsidiaries. TEGP has no operations outside of its indirect ownership interests in TEP. The Conflicts Committee of the Board of Directors of TEP GP recommended approval of the Transaction to the Board of Directors, which then approved the Transaction. The Conflicts Committee, which is composed entirely of independent directors, retained independent legal and financial advisors to assist in evaluating and negotiating the Transaction.

The Purchase Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about TEP, Tallgrass Operations or Tallgrass Development or their respective subsidiaries or affiliates or equity holders. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of TEP, Tallgrass Operations, Tallgrass Development or their respective subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

The above description does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by the contents of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 7.01.	Regulation FD Disclosure.

On January 3, 2017, TEP and TEGP issued a joint press release announcing the Transaction. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 to Form 8-K, the information attached to this Current Report on Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1	Purchase and Sale Agreement, effective as of January 1, 2017, by and among Tallgrass Energy Partners, LP, Tallgrass Development, LP and Tallgrass Operations, LLC (incorporated by reference to Exhibit 10.1 to Tallgrass Energy Partners, LP’s Current Report on Form 8-K filed on January 3, 2017).

99.1	Press Release of Tallgrass Energy Partners, LP and Tallgrass Energy GP, LP, dated January 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY GP, LP

	By:	TEGP Management, LLC, its general partner

Date: January 3, 2017	By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Document Description

10.1	Purchase and Sale Agreement, effective as of January 1, 2017, by and among Tallgrass Energy Partners, LP, Tallgrass Development, LP and Tallgrass Operations, LLC (incorporated by reference to Exhibit 10.1 to Tallgrass Energy Partners, LP’s Current Report on Form 8-K filed on January 3, 2017).

99.1	Press Release of Tallgrass Energy Partners, LP and Tallgrass Energy GP, LP, dated January 3, 2017.